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                                    Exhibit 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock and Exchangeable Preferred Stock of the Allos Therapeutics, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:    March 7, 2005              WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                     By:      Warburg Pincus & Co.,
                                              General Partner

                                     By:  /s/ Scott A. Arenare
                                          -------------------------------------
                                     Name:  Scott A. Arenare
                                     Title:   Partner


Dated:    March 7, 2005              WARBURG PINCUS & CO.

                                     By:  /s/ Scott A. Arenare
                                          -------------------------------------
                                     Name:  Scott A. Arenare
                                     Title:  Partner


Dated:    March 7, 2005              WARBURG PINCUS LLC

                                     By:  /s/ Scott A. Arenare
                                          -------------------------------------
                                     Name:  Scott A. Arenare
                                     Title:  Managing Director